UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: March 14, 2007

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01. Other Events

Announcement of Middlesex Water Company 2006 Earnings as set forth in the attached press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated: March 14, 2007

MIDDLESEX WATER COMPANY REPORTS 2006 EARNINGS
Consolidated Operating Revenues Rise 8.6%

ISELIN, NEW JERSEY, March 14, 2007 - Middlesex Water Company (NASDAQ: MSEX), a provider of water, wastewater and related services in New Jersey and Delaware, today reported earnings applicable to common stock of $9.8 million, or $0.83 per basic share, for the year ended December 31, 2006, compared with $8.2 million, or $0.72 per basic share, in 2005. On a fully diluted basis, earnings per share was $0.82 for 2006, compared to $0.71 per share in 2005.

Middlesex Water President and CEO Dennis W. Doll said, “In 2006, we continued to build upon our core water service business. Our reputation for implementing sound, cost-effective technical solutions in the water business is now contributing to new opportunities we are seeing in our growing wastewater business.”

 2006 Operating Results
Consolidated operating revenues grew $6.4 million to $81.0 million, up 8.6% over the same period in 2005. The key factors driving revenues higher were base rate increases in the regulated utilities and customer growth. Water sales improved by $2.8 million in the Middlesex regulated water system in New Jersey as a result of a base rate increase that was granted in December 2005. The rate increase was somewhat offset by lower water consumption due to unfavorable weather from mid-July through the late fall of 2006. Customer growth of 7.07% and higher base rates, in Delaware, provided $1.9 million of additional revenues. Increased water consumption for existing customers provided an additional $0.6 million. New unregulated wastewater contracts and regulated wastewater services in Delaware added $0.5 million in additional revenues. All other operations contributed $0.6 million of additional revenues.

In addition to its focus on profitable growth, Middlesex Water also remains vigilant about controlling costs. In its effort to further curb the rising cost of retirement benefits, the Company recently announced that its traditional pension plan and postretirement medical and other benefits will not be available to new employees hired after March 31, 2007.

Tidewater Utilities, Inc., received approval to increase its rates by an additional 11.9% effective February 28, 2007. As part of the same rate matter, the Delaware Public Service Commission had approved an interim rate increase of 15% in June 2006. The combined effect of the interim and final rate increases was $3.9 million in additional annual operating revenues. In 2006, operation and maintenance expenses increased $1.1 million or 3.0% as compared to 2005, mostly due to increased payroll and employee benefit costs, water production, water treatment, and power expenses.

Middlesex expended $33.9 million for capital projects during 2006, of which $24.0 million was for water and wastewater systems growth and improvements in Delaware.

Company Quarterly Dividend
Middlesex Water paid a quarterly dividend of $0.1725 per share on the Common Stock on March 1, 2007, to stockholders of record as of February 15, 2007. The Company has paid cash dividends in varying amounts continually since 1912. Middlesex Water has a Dividend Reinvestment Plan under which dividends and optional cash payments can be used to purchase additional shares of Common Stock.

About Middlesex Water Company
Middlesex Water Company, organized in 1897, is a water utility serving customers in central and southern New Jersey and in the State of Delaware. The Company and its New Jersey subsidiaries -- Pinelands Water Company and Pinelands Wastewater Company -- are subject to the regulations of the Board of Public Utilities of the State of New Jersey. Middlesex Water Company operates the water and wastewater utilities for the City of Perth Amboy through its subsidiary, Utility Service Affiliates (Perth Amboy) Inc. Middlesex Water also provides contract operations services and a service line maintenance program through its non-regulated subsidiary, Utility Service Affiliates, Inc. The Company’s regulated Delaware subsidiaries, Tidewater Utilities, Inc., together with Southern Shores Water Company and Tidewater Environmental Services Inc. (TESI), are subject to the regulations of the Public Service Commission in Delaware. TESI was established in 2004 to provide regulated wastewater utility services. White Marsh Environmental Systems, Inc. operates small water and wastewater systems under contract on a non-regulated basis in Delaware.

These companies are also subject to various Federal and State regulatory agencies concerning water, and wastewater effluent, quality standards.

For additional information regarding Middlesex Water Company, visit the Company’s web site at www.middlesexwater.com or call (732) 634-1500.

This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

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Contact: Bernadette Sohler, Director of Communications (732) 634-1500

MIDDLESEX WATER COMPANY
CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2006	2005	2004

Operating Revenues	$81,061,457	$74,613,305	$70,991,146

Operating Expenses:
Operations	39,797,755	38,635,382	36,519,355
Maintenance	3,546,677	3,519,914	3,464,036
Depreciation	7,060,360	6,460,241	5,846,191
Other Taxes	9,338,404	8,779,325	8,228,354

Total Operating Expenses	59,743,196	57,394,862	54,057,936

Operating Income	21,318,261	17,218,443	16,933,210

Other Income (Expense):
Allowance for Funds Used During Construction	632,366	547,714	606,019
Other Income	159,288	219,572	221,950
Other Expense	(17,977)	(27,593)	(32,676)

Total Other Income, net	773,677	739,693	795,293

Interest Charges	7,012,452	6,244,671	5,468,576

Income Before Income Taxes	15,079,486	11,713,465	12,259,927

Income Taxes	5,040,591	3,237,324	3,814,418

Net Income	10,038,895	8,476,141	8,445,509

Preferred Stock Dividend Requirements	247,786	251,286	254,786

Earnings Applicable to Common Stock	$9,791,109	$8,224,855	$8,190,723

Earnings per share of Common Stock:
Basic	$0.83	$0.72	$0.74
Diluted	$0.82	$0.71	$0.73

Average Number of
Common Shares Outstanding:
Basic	11,843,580	11,444,785	11,079,835
Diluted	12,174,720	11,783,925	11,422,975

Cash Dividends Paid per Common Share	$0.683	$0.673	$0.663